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Exhibit 10.12

EMPLOYMENT AGREEMENT

1.	Parties:	WILLIAMS CONTROLS, INC. ("WILLIAMS") and DENNIS E. BUNDAY ("BUNDAY")
2.	Effective Date:	February 15, 2001
3.	This Agreement provides for services requested by WILLIAMS and agreed by BUNDAY as Chief Financial Officer.
4.
WiILLIAMS has requested and BUNDAY agreed to serve in the capacity of Chief Financial Officer of WILLIAMS, with all of the duties and responsibilities assigned to this position within the position description agreed between WILLIAMS and BUNDAY.
5.	BUNDAY's rate will be fixed at $21,500 per month.
6.
WILLIAMS and BUNDAY agree to a 2-month contract from the date of execution of this Agreement ("Contract Period"), whereby if WILLIAMS, or its successor, terminates the contract during the Contract Period without Cause ("Cause" is defined herein as having similar meaning to relevant provisions of Williams employee policy), then Williams will pay to BUNDAY, an amount equal to the remaining balance due for the balance of the Contract Period.
7.
Following the initial contract period, the Contract will continue on a month to month basis until terminated by either party. Any termination of the Agreement after the initial contract period shall be without penalty to Williams.
8.	Payment of the fixed rate will be due monthly in advance, with the first payment due February 15, 2001.
9.
WILLIAMS shall indemnify BUNDAY from and against any and all claims, liabilities, loss, costs, damages or expenses (including reasonable attorneys' fees) asserted against, or incurred by BUNDAY by reason of, or arising out of this Agreement or performance of this Agreement. Excluded from this indemnification are those claims, liabilities, loss, costs, damages or expenses resulting from the willful misconduct, dishonesty, fraudulent act or omission, or gross negligence of BUNDAY.
WILLIAMS CONTROLS, INC.	DENNIS E. BUNDAY

    IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer under its corporate seal and dated as of April      , 2000.

WILLIAMS CONTROLS, INC.
By:	Gerard A. Herlihy, Chief Financial Officer

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  Exhibit 10.12
EMPLOYMENT AGREEMENT